SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2017

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3524 Airport Road

Maiden, North Carolina 28650

(Address of Principal Executive Offices) (Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 5, 2017, Contrail Aviation Support, LLC (“Contrail”), a partially owned subsidiary of Air T, Inc. (“AirT” or the “Company”), entered into a Business Loan Agreement (the “Loan Agreement”) with Old National Bank. The Loan Agreement provides for revolving credit borrowings by Contrail in an amount up to $15,000,000 and replaces the revolving credit facility that Contrail had entered into with BMO Harris Bank N.A. on July 18, 2016. Borrowings under the Loan Agreement will bear interest at an annual rate equal to one-month LIBOR plus 3.00%.

The obligations of Contrail under the Loan Agreement are secured by a first-priority security interest in substantially all of the assets of Contrail and are also guaranteed by the Company, with such guaranty limited in amount to a maximum of $1,600,000, plus interest on such amount at the rate of interest in effect under the Loan Agreement, plus costs of collection.

The Loan Agreement contains affirmative and negative covenants, including covenants that restrict Contrail’s ability to make acquisitions or investments, make certain changes to its capital structure, and engage in any business substantially different that it presently conducts. The Loan Agreement also contains financial covenants applicable to Contrail, including maintenance of a Cash Flow Coverage Ratio of 2.0 to 1.0, a Tangible Net Worth of not less than $3,500,000, and a Debt Service Coverage Ratio of 1.1 to 1.0, as such terms are defined in the Loan Agreement.

The Loan Agreement contains events of default including, without limitation, nonpayment of principal, interest or other obligations, violation of covenants, if both Contrail’s current chief executive officer and chief financial officer cease to oversee day-to-day operations of Contrail, cross-default to other debt, bankruptcy and other insolvency events, actual or asserted invalidity of loan documentation, or material adverse changes in Contrail’s financial condition.

The foregoing summary of the terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

10.1	Business Loan Agreement dated as of May 5, 2017 between Contrail Aviation Support, LLC and Old National Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President- Finance, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit	Description

10.1	Business Loan Agreement dated as of May 5, 2017 between Contrail Aviation Support, LLC and Old National Bank